CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 22, 2026, relating to the financial statements and financial highlights of PGIM High Yield Fund, which appears in Prudential Investment Portfolios, Inc. 15’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2026. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

October 27, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 22, 2026, relating to the financial statements and financial highlights of PGIM Short Duration High Yield Income Fund, which appears in Prudential Investment Portfolios, Inc. 15’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2026. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

October 27, 2026